Exhibit 10.7

CHANGZHOU ZHONGJIN-ZHEJIANG MUCHI INVESTMENT ASSETS TRANSFER AGREEMENT

Parties:

Changzhou Zhongjin Medical Co., Ltd.

HYOUNGJU SEO

Zhejiang Muchi Investment Management Co., Ltd.

Execution Date: September [●], 2026

CHANGZHOU ZHONGJIN-ZHEJIANG MUCHI INVESTMENT ASSETS TRANSFER AGREEMENT

WHEREAS, the Transferor previously entered into three Fund Investment Entrusted Management Agreements with Shanghai Yingkai Baozang Asset Management Co., Ltd. (“Shanghai Yingkai”), including (i) agreement No. ZJ750, dated April 10, 2025, with an original fund investment amount of RMB7,500,000; (ii) agreement No. ZJ1500, dated March 6, 2025, with an original fund investment amount of RMB15,000,000; and (iii) agreement No. ZJ8000, dated July 1, 2024, with an original fund investment amount of RMB80,000,000 (collectively, the “Original Fund Agreements”);

WHEREAS, the Transferor, Shanghai Yingkai and the Manager entered into a Fund Investment Tripartite Agreement, pursuant to which, from October 1, 2025, Shanghai Yingkai transferred to the Manager all of its rights and obligations under the Original Fund Agreements, and the Manager agreed to assume such rights and obligations and to perform the manager’s obligations and exercise the corresponding rights thereunder as amended by such tripartite agreement; such tripartite agreement also adjusted the annualized return rate under the Original Fund Agreements from 6% to 4% and provided that the unamended terms of the Original Fund Agreements shall remain in effect (the “Tripartite Agreement”);

WHEREAS, the Transferor and other relevant parties have entered into or propose to enter into the VIE Control Master Acquisition Agreement (the “Master Agreement”), under which the Transferee is the Seller Controlling Person; pursuant to the Master Agreement, the Transferor is required, in accordance with the Seller’s irrevocable payment direction and authorization under Section 3.8 of the Master Agreement, to transfer the Changzhou Muchi Investment Assets to the Transferee at the Closing under the Master Agreement as part of the consideration for the transactions contemplated thereby;

WHEREAS, the Parties intend that this Agreement transfer all investments and all rights, interests and economic benefits relating to such investments under or arising from the Original Fund Agreements and the Tripartite Agreement, rather than merely the right to receive periodic investment income;

WHEREAS, the Manager executes this Agreement to confirm and, to the extent necessary, consent to such transfer, to acknowledge from the Effective Time that the Transferee assumes the investor rights, interests and transferable contractual position relating to the relevant investments under the Original Fund Agreements and the Tripartite Agreement, and to implement the payment, account, investor registration and other instructions set forth herein.

NOW, THEREFORE, the Parties agree as follows:

Article I Definitions and Relationship with the Master Agreement

“Effective Time” means the time at which the Closing under the Master Agreement occurs, which shall become effective simultaneously with the other transactions contemplated by the Master Agreement.

“Underlying Investment Agreements” means, collectively, the Original Fund Agreements and the Tripartite Agreement.

“Changzhou Muchi Investment Assets” means all investments of the Transferor under or arising from the Underlying Investment Agreements and all economic assets, interests and rights relating to such investments, including: (a) all unreturned investment principal; (b) all accrued but unpaid and future investment income and other amounts payable; (c) all redemption proceeds, exit proceeds, distributions, liquidation proceeds and final settlement amounts; (d) any cash, property, securities or other assets distributed, returned or delivered to the Transferor in respect of such investments; and (e) all contractual rights, enforcement rights and other investor rights relating to the foregoing, in each case to the extent actually held, receivable, collectible or exercisable by the Transferor under the Underlying Investment Agreements and applicable Law.

Capitalized English terms used but not defined herein shall have the meanings given to them in the Master Agreement. If this Agreement is inconsistent with the Master Agreement with respect to the specific transfer mechanism for the Changzhou Muchi Investment Assets, this Agreement shall prevail solely with respect to such transfer mechanism; the Master Agreement shall continue to prevail with respect to the Aggregate Consideration, Closing conditions and the integrated nature of the overall transaction.

Article II Transfer of the Investment Assets

2.1 Transfer

At the Effective Time, in accordance with the Seller’s irrevocable payment direction and authorization under Section 3.8 of the Master Agreement, the Transferor hereby sells, assigns, transfers, conveys and delivers to the Transferee all of the Transferor’s rights, title, economic interests and contractual rights in and to the Changzhou Muchi Investment Assets, and the Transferee hereby accepts such transfer, in each case to the maximum extent transferable under the Underlying Investment Agreements and applicable Law. Such transfer is intended to transfer to the Transferee all economic interests of the Transferor relating to the relevant investments under the Underlying Investment Agreements, including all unreturned investment principal, all accrued and future investment income, redemption or exit proceeds, distributions, final settlement amounts, and any other cash, property, securities or other assets received in respect of the relevant investments.

2.2 Agreed Transaction Value

Solely for purposes of the Master Agreement, the agreed transaction value of the Changzhou Muchi Investment Assets is RMB109,380,958.00. Such agreed transaction value is used only for determining the transaction consideration under the Master Agreement and does not constitute any representation, undertaking or guarantee as to the actual account balance, future investment performance, market value, or timing or amount of final realization of the Changzhou Muchi Investment Assets as of any date.

2.3 No Retained Economic Interest

From and after the Effective Time, the Transferor shall not retain any economic interest in the Changzhou Muchi Investment Assets. If, after the Effective Time, any payment, distribution, property, securities or other proceeds attributable to the Changzhou Muchi Investment Assets are received by or delivered to the Transferor, the Transferor shall hold such amounts or assets for the account and benefit of the Transferee and shall promptly deliver or transfer them in full to the Transferee after receipt, except for any withholding required by applicable Law.

Article III Manager Consent Confirmation and Investor Registration

3.1 Manager Consent to Transfer and Assumption of Contractual Position

The Manager acknowledges and agrees that the Transferor shall transfer to the Transferee the Changzhou Muchi Investment Assets and the investor rights, interests and transferable contractual position relating to the relevant investments under the Underlying Investment Agreements. From and after the Effective Time, to the extent permitted by applicable Law, the Transferee shall assume the Transferor’s investor rights and corresponding obligations arising after the Effective Time in respect of the relevant investments under the Underlying Investment Agreements and shall replace the Transferor as the investor (Party A) of the relevant investments. The Manager agrees to process the corresponding investor registration, payment account and other related record changes in accordance with this Agreement.

3.2 Confirmation of Transferee and Investor Registration

From and after the Effective Time, the Manager shall record the Transferee in its books, investor records and other relevant records as the successor investor of the relevant investments and update the investor information, payment account and other related records accordingly. From and after the Effective Time, except for liabilities or obligations of the Transferor accrued before the Effective Time, the Manager agrees that it shall no longer require the Transferor to perform any investor obligations arising after the Effective Time with respect to the relevant investments, and that such obligations shall be performed by the Transferee in accordance with the Underlying Investment Agreements and this Agreement. If customer identification, anti-money laundering, tax, investor registration or other reasonable compliance procedures are required to complete the investor change, the Parties shall cooperate promptly; provided that, to the extent permitted by applicable Law, such administrative or compliance procedures shall not affect the effectiveness of the Manager’s consent under Section 3.1 or serve as a basis for the Manager to continue to require the Transferor to perform investor obligations arising after the Effective Time.

3.3 Payments and Distributions

From and after the Effective Time, the Manager shall pay or deliver all investment income, returned principal, redemption or exit proceeds, distributions, final settlement amounts and other cash, property, securities or proceeds attributable to the Changzhou Muchi Investment Assets directly to the Transferee, or to the account designated in writing by the Transferee in accordance with the Manager’s reasonable account verification and compliance procedures.

3.4 Exercise of Investor Rights

From and after the Effective Time, the Manager shall accept from the Transferee, rather than the Transferor, all notices, instructions, redemption or exit requests, renewal or termination notices and other directions that the investor is entitled to give under the Underlying Investment Agreements, subject to the Underlying Investment Agreements and applicable Law.

3.5 Arrangements Pending Perfection

If any investor registration, account change or other related procedure cannot be completed by the Effective Time, the transfer of the economic interests in the Changzhou Muchi Investment Assets between the Transferor and the Transferee shall nevertheless become effective at the Effective Time to the extent permitted by applicable Law. Pending completion of the relevant procedures, the Transferor may exercise the affected investor rights only in accordance with the Transferee’s written instructions, and the Manager shall cooperate to complete such procedures as soon as practicable.

3.6 No Termination Redemption or Amendment without Transferee Consent

From the date of this Agreement until the Effective Time, without the prior written consent of the Transferee, the Transferor shall not terminate, fail to renew, redeem, exit or materially amend the Underlying Investment Agreements or the relevant investments, or waive or materially reduce the Changzhou Muchi Investment Assets; and the Manager shall not implement any of the foregoing based solely on the Transferor’s unilateral instruction. From and after the Effective Time, decisions relating to renewal, termination, redemption, exit and other investor matters shall be made by the Transferee in accordance with the Underlying Investment Agreements. This Section shall not limit any independent termination right of the Manager under the Underlying Investment Agreements; provided that, to the extent reasonably practicable and permitted by Law, the Manager shall notify the Transferee before taking such action.

Article IV Assumption and Allocation of Obligations

4.1 Post-Effective Time Obligations

From and after the Effective Time, the Transferee assumes and agrees to perform the investor obligations under the Underlying Investment Agreements that relate to the relevant investments, arise after the Effective Time and may lawfully be assumed by the Transferee, including notices, instructions, source-of-funds information and compliance information reasonably requested by the Manager to confirm the Transferee and implement this transfer. The Manager expressly consents under Section 3.1 to such assumption of obligations and corresponding transfer of contractual position.

4.2 Pre-Effective Time Matters

The Transferor shall remain responsible for any liability or obligation arising from its breach of the Underlying Investment Agreements before the Effective Time or any other act or omission before the Effective Time. The Transferee shall not, solely by acquiring the Changzhou Muchi Investment Assets, be deemed to assume any liability attributable to the Transferor’s breach, act or omission before the Effective Time.

4.3 No Expansion of Manager Obligations

Except for the obligations expressly undertaken by the Manager in this Agreement, this Agreement does not expand the Manager’s substantive obligations for investment management, income payment, principal return or other matters beyond those set forth in the Underlying Investment Agreements. With respect to the relevant investments, the Underlying Investment Agreements shall continue to govern the Manager’s substantive investment management obligations.

Article V Representations Warranties and Confirmations

5.1 Representations and Warranties of the Transferor

The Transferor represents and warrants to the Transferee and the Manager as of the date hereof and as of the Effective Time that: (a) it has all corporate power and authority required to execute, deliver and perform this Agreement; (b) it is the lawful holder of the Changzhou Muchi Investment Assets; (c) except as disclosed in writing to the Transferee, it has not created any Encumbrance over the Changzhou Muchi Investment Assets, nor has it previously sold, assigned, transferred, waived or released any material portion of the Changzhou Muchi Investment Assets; (d) the copies of the three Original Fund Agreements and the Tripartite Agreement provided for this transaction are the agreements pursuant to which the Transferor holds the relevant investment rights; (e) the Underlying Investment Agreements remains in effect with respect to the relevant investments proposed to be transferred; and (f) except as disclosed in writing to the Transferee, it has not taken any action to redeem, exit, terminate, fail to renew or otherwise materially reduce any relevant investment, nor has it waived any material right relating to the Changzhou Muchi Investment Assets, except for matters included in the agreed transaction value of the Changzhou Muchi Investment Assets under the Master Agreement or disclosed in writing to the Transferee.

5.2 Representations and Warranties of the Transferee

The Transferee represents and warrants to the Transferor and the Manager as of the date hereof and as of the Effective Time that: (a) the Transferee has all power, legal capacity and authority, as applicable, required to execute, deliver and perform this Agreement; (b) the Transferee has independently reviewed the Underlying Investment Agreements and accepts the investment, liquidity, counterparty and other risks relating to the relevant investments; and (c) the Transferee will provide to the Manager such identity, beneficial ownership, tax, sanctions, anti-money laundering, know-your-customer and other information as the Manager may reasonably request to confirm the Transferee and implement this transfer.

5.3 Representations and Confirmations of the Manager

The Manager represents and confirms to the Transferor and the Transferee that: (a) it has all power and authority required to execute, deliver and perform this Agreement and to give the consent set forth in Section 3.1; (b) the Tripartite Agreement covers all three Original Fund Agreements listed herein and, pursuant to the Tripartite Agreement, from October 1, 2025, the Manager has fully assumed all manager-side rights and obligations of Shanghai Yingkai under such Original Fund Agreements and has authority to perform the Underlying Investment Agreements, accept investor instructions and give the consent under this Agreement with respect to the relevant investments; (c) as of the date hereof, the three Original Fund Agreements, as amended by the Tripartite Agreement, remain in effect with respect to the relevant investments; (d) except as disclosed in writing to the Transferee, the Manager has not received any notice or request that would cause any Underlying Investment Agreements to terminate, not renew, or cause the relevant investment to be redeemed, exited or materially reduced before the Effective Time; (e) the Manager has validly consented to this transfer, assumption of contractual position and investor replacement, and will implement the investor registration, payment, instruction and record changes in accordance with Article III; (f) the Manager confirms that the Tripartite Agreement adjusted the annualized return rate under the Original Fund Agreements from 6% to 4%, and the calculation, payment and settlement of other returns for the relevant investments shall continue to be governed by the Tripartite Agreement and the other applicable terms of the Original Fund Agreements that do not conflict with such 4% annualized return rate; and (g) the Manager acknowledges and agrees to Section 3.6 of this Agreement.

Article VI Confirmation of Changzhou Muchi Investment Assets

6.1 Closing Confirmation

No later than the Effective Time, the Manager shall provide or countersign a written statement confirming the status of the Changzhou Muchi Investment Assets as of a date reasonably close to the Effective Time, including the unreturned investment principal, accrued but unpaid investment income, pending distributions or redemption proceeds, current entrusted management term or renewal status, and other amounts then payable or attributable to the relevant investments under each Original Fund Agreement. Such confirmation may substantially follow the form attached as Appendix I hereto.

6.2 No Limitation on Transferred Assets

Any amount set forth in Appendix I is evidence only of the status of the Changzhou Muchi Investment Assets as of the stated date and shall not limit the scope of the Changzhou Muchi Investment Assets transferred under Section 2.1. Any additional amount, property or right generated, accrued or payable before or after the stated date and attributable to the relevant investments shall be included in the Changzhou Muchi Investment Assets in accordance with Section 2.1.

Article VII Further Assurances

The Parties shall execute and deliver any supplemental notice, confirmation, consent, replacement document, investor registration document, account instruction, authorization, payment instruction or other document, and take such other commercially reasonable actions, as may be reasonably necessary to implement, evidence or perfect the transfer under this Agreement and enable the Transferee to obtain all economic benefits of the Changzhou Muchi Investment Assets.

Article VIII Taxes and Withholding

Each Party shall bear the Taxes imposed on it in connection with this Agreement and the transfer contemplated hereby, except as otherwise provided in the Master Agreement. The Transferor and the Manager may deduct and withhold Taxes from any payment or transfer to the extent required by applicable Law; any amount so properly withheld and paid to the relevant Governmental Authority shall be deemed paid to the applicable recipient.

Article IX Effectiveness Closing and Termination

9.1 Effectiveness

This Agreement is formed and becomes effective upon execution by all Parties; provided that the transfer of the Changzhou Muchi Investment Assets, the Transferee’s assumption of the investor contractual position under the Underlying Investment Agreements, and the investor replacement shall occur and become effective only at the Effective Time. For the avoidance of doubt, Section 3.6 shall bind the Transferor and the Manager from the date of this Agreement. The Parties may take preparatory steps before the Effective Time for customer identification, anti-money laundering, investor registration or other administrative procedures, but the transfer of the Changzhou Muchi Investment Assets under this Agreement shall not be deemed finally completed before the Closing under the Master Agreement occurs. For the avoidance of doubt, although the transfer of the Changzhou Muchi Investment Assets shall become legally effective only at the Effective Time, the Parties confirm and agree that, subject to the actual occurrence of the Closing under the Master Agreement, from and after the Effective Time, the Transferee shall retroactively be entitled to all investment income, distributions, redemption proceeds and other economic benefits generated by the Changzhou Muchi Investment Assets from September 1, 2026 (the “Economic Benefit Calculation Date”); any amount, property or other proceeds received by the Transferor in respect of the Changzhou Muchi Investment Assets during the period from the Economic Benefit Calculation Date to the Effective Time shall be held by the Transferor for the account and benefit of the Transferee at the Effective Time by reference to Section 2.3 and shall be promptly delivered or transferred in full to the Transferee. Any Tax liability arising from the foregoing retroactive economic-benefit arrangement shall ultimately be borne by the Transferee; if the Transferor is required to pay, is withheld against, or otherwise actually bears any Tax as a result thereof, the Transferee shall promptly reimburse the Transferor in an equal amount after receipt of written notice from the Transferor.

9.2 No Closing under the Master Agreement

If the Master Agreement is terminated before Closing, this Agreement shall automatically terminate and have no further force or effect, except for provisions that by their nature should survive. If any implementation step has been taken before such termination solely for administrative, registration or account purposes, the Parties shall promptly cooperate to restore the status quo ante to the extent permitted by applicable Law. For the avoidance of doubt, if the Master Agreement is terminated before Closing, the retroactive economic-benefit arrangement from the Economic Benefit Calculation Date described in Section 9.1 shall not take effect, and the Transferee shall have no right to claim from the Transferor any investment income, distributions, redemption proceeds or other economic benefits for such period.

Article X Miscellaneous

10.1 Notices

All notices under this Agreement shall be in writing and delivered by hand, reputable courier service or email to the address or email address set forth on the signature pages of the Parties, or to such other address or email address subsequently designated in writing by the relevant Party.

10.2 Amendments and Waivers

This Agreement may be amended only by a written instrument signed by all Parties. Any waiver must be in writing and signed by the Party against whom such waiver is asserted.

10.3 Assignment

No Party may assign this Agreement without the prior written consent of the other Parties, except that the Transferee may assign its rights under this Agreement together with the Changzhou Muchi Investment Assets to the extent permitted by the Underlying Investment Agreements, applicable Law and the Manager’s reasonable compliance procedures.

10.4 Governing Law

This Agreement and any dispute arising out of or relating to this Agreement shall be governed by and construed in accordance with the laws of the People’s Republic of China.

10.5 Dispute Resolution

Any dispute arising out of or relating to the formation, performance, interpretation, validity, amendment or termination of this Agreement shall first be resolved by friendly consultation among the Parties. If consultation fails, any Party may submit the dispute to the Hong Kong International Arbitration Centre for arbitration in accordance with the HKIAC Administered Arbitration Rules in effect when the notice of arbitration is submitted. The seat of arbitration shall be Hong Kong, the language of arbitration shall be Chinese, and the arbitral tribunal shall consist of three arbitrators. The arbitral award shall be final and binding on the Parties. This Section shall not affect any Party’s right to seek interim, conservatory or other interlocutory relief from a court of competent jurisdiction.

10.6 Entire Agreement Relationship with the Underlying Investment Agreements and the Master Agreement

This Agreement constitutes the entire agreement among the Transferor, the Transferee and the Manager with respect to the transfer mechanism for the Changzhou Muchi Investment Assets, the Manager’s consent, the assumption of contractual position and the investor change. The Master Agreement binds only the parties thereto; as between the Transferor and the Transferee, the relevant provisions of the Master Agreement shall apply to the transaction consideration, Closing conditions and matters relating to this transfer as part of the overall transaction. Except for the modifications made by this Agreement with respect to investor identity, payment instructions, transfer mechanism, assumption of contractual position and other matters expressly set forth herein, the Underlying Investment Agreements shall continue in effect in accordance with its terms. From and after the Effective Time, to the extent permitted by applicable Law, references in the Underlying Investment Agreements to the investor (Party A) shall, with respect to the relevant investments, be deemed to refer to the Transferee; if this Agreement is inconsistent with the Underlying Investment Agreements with respect to this transfer, investor identity, payment, investor registration or account instructions, this Agreement shall prevail.

10.7 Counterparts Electronic Signatures

This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. Electronic signatures and PDF signatures shall have the same legal effect to the maximum extent permitted by applicable Law.

10.8 Severability

If any provision of this Agreement is held invalid or unenforceable, the remaining provisions shall continue in full force and effect, and the Parties shall negotiate in good faith to implement a lawful and valid replacement provision that most closely reflects the original commercial intent.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives as of the date first written above; where the Transferee is a natural person, such natural person shall execute this Agreement personally.

Transferor:

CHANGZHOU ZHONGJIN MEDICAL CO., LTD.

Signature:
Name:	Wang Erqi
Title:	Legal Representative
Address: No.	33 Lingxiang Road, Wujin Economic Development Zone, Changzhou, Jiangsu Province, PRC
Email:	wzq@jinmed.com

Transferee:

HYOUNGJU SEO

Signature:
Address:	101-1203, 38 Teheran-ro 87-gil, Gangnam-gu, Seoul 06164, Republic of Korea
Email:	hyoungju-seo-1980@outlook.com

Manager:

ZHEJIANG MUCHI INVESTMENT MANAGEMENT CO., LTD.

Signature:
Name:	Li Wei
Title:	Legal Representative
Unified Social Credit Code / Registration Number: 91330102MA28TKD030
Address:	Room 1301, No. 29 Wenshui East Road, Hongkou District, Shanghai, PRC
Email:	zhuangzhijian@zjmcpe.com

Appendix I Confirmation of Changzhou Muchi Investment Assets

Zhejiang Muchi Investment Management Co., Ltd. confirms the status of the Changzhou Muchi Investment Assets as of September 1, 2026 as follows:

Agreement No.	Execution Date	Original Principal (RMB)	Current Term / Renewal Status	Unreturned Principal (RMB)	Accrued Unpaid Income (RMB)	Other Payables (RMB)	Total (RMB)
ZJ750	2025.4.10	7,500,000	Extended	7,500,000.00	487,625.00	0	7,987,625.00
ZJ1500	2025.3.6	15,000,000	Extended	15,000,000.00	1,060,000.00	0	16,060,000.00
ZJ8000	2024.7.1	80,000,000	Extended	80,000,000.00	5,333,333.33	0	85,333,333.33

The Manager confirms that, except for the amounts set forth in the table above, as of the confirmation date stated above, there are no other matured but unpaid, pending distribution or pending settlement amounts relating to the relevant investments in the Manager’s records.

The Manager further confirms that the Tripartite Agreement adjusted the annualized return rate under the Original Fund Agreements from 6% to 4%, and that the current annualized return rate applicable to each relevant investment is 4%; other return calculation, payment and settlement arrangements shall continue to be governed by the Tripartite Agreement and the other applicable terms of the Original Fund Agreements that do not conflict with such 4% annualized return rate.

The foregoing confirmation reflects only the Manager’s records as of the stated date and does not limit the scope of the Changzhou Muchi Investment Assets transferred under Section 2.1 of this Agreement.

ZHEJIANG MUCHI INVESTMENT MANAGEMENT CO.,
LTD.

Signature:
Name:	Li Wei
Title:	Legal Representative
Date:	September [●], 2026